UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 7, 2023
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02(d). Election of Directors.

On February 7, 2023, the Board of Directors of American States Water Company (NYSE:AWR) appointed Thomas A. Eichelberger as a director to be effective February 8, 2023 in order to fill a vacancy on the Board created by the resignation of Sarah J. Anderson. He will stand for election along with other class III directors at the annual meeting in 2023. Mr. Eichelberger was also appointed as a director of AWR’s wholly-owned subsidiary, Golden State Water Company.

There is no arrangement or understanding between Mr. Eichelberger and any other person pursuant to which he was appointed as a director of both companies. Mr. Eichelberger has not had any direct or indirect material interest in any transaction between the Company or any of its subsidiaries involving more than $120,000 since January 1, 2022 nor is there any such proposed transaction.

Section 9- Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Press Release dated February 13, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
February 13, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
February 13, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary